EXHIBIT 99.1

AutoZone 4th Quarter Total Company Same Store Sales Increase 5.1%; Domestic Same Store Sales Increase 4.8%; 4th Quarter EPS of $48.71; Annual Sales of $18.9 Billion

MEMPHIS, Tenn., Sept. 23, 2025 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE: AZO) today reported net sales of $6.2 billion for its fourth quarter (16 weeks) ended August 30, 2025, an increase of 0.6% from the fourth quarter of fiscal 2024 (17 weeks). Excluding sales from the additional week included in last year’s quarter, adjusted sales were up 6.9%. Same store sales, or sales for our domestic and international stores open at least one year, are computed on a 16-week and 52-week basis and are as follows:

		Constant Currency		Constant Currency
	16 Weeks	16 Weeks*	52 Weeks	52 Weeks*

Domestic	4.8%	4.8%	3.2%	3.2%
International	2.1%	7.2%	(3.2%)	9.3%
Total Company	4.5%	5.1%	2.4%	3.9%
* Excludes impacts from fluctuations of foreign exchange rates.

For the quarter, gross profit, as a percentage of sales, was 51.5%, a decrease of 98 basis points versus the prior year. The decrease in gross margin was driven by a 128 basis point non-cash LIFO impact ($80 million LIFO charge in the current quarter versus none in the prior year), partially offset by higher merchandise margins. Operating expenses, as a percentage of sales, were 32.4% versus last year at 31.6%. Deleverage was primarily driven by investments to support our growth initiatives.

Operating profit decreased 7.8% to $1.2 billion. Net income for the quarter was $837.0 million compared to $902.2 million in the prior year, while diluted earnings per share decreased 5.6% to $48.71.

For the fiscal year ended August 30, 2025, net sales were $18.9 billion, an increase of 2.4% from the prior year. Gross profit, as a percentage of sales, was 52.6% versus last year at 53.1%. The decrease in gross margin was impacted by a 55 basis point non-cash LIFO impact ($64 million LIFO charge in the current year versus $40 million LIFO benefit in the prior year). Operating expenses, as a percentage of sales, were 33.6% versus last year at 32.6%. Operating profit decreased 4.7% to $3.6 billion, net income decreased 6.2% to $2.5 billion and diluted earnings per share decreased 3.1% to $144.87 from $149.55.

Under its share repurchase program, AutoZone repurchased 117 thousand shares of its common stock during the fourth quarter, at an average price per share of $3,821, for a total investment of $446.7 million. For the fiscal year, the Company repurchased 447 thousand shares of its common stock, at an average price of $3,425, for a total investment of $1.5 billion. At year end, the Company had $632.3 million remaining under its current share repurchase authorization.

The Company’s inventory increased 14.1% over the same period last year, driven primarily by growth initiatives. Net inventory, defined as merchandise inventories less accounts payable, on a per store basis, was negative $131 thousand versus negative $163 thousand last year and negative $142 thousand last quarter.

“I would like to thank our entire organization for delivering another strong quarter of sales growth. We continue to be pleased with the results of our strategies to grow both our domestic and international DIY and Commercial sales. Domestically, both DIY and Commercial sales improved sequentially throughout the quarter, and we are pleased with our momentum heading into our new fiscal year. Our international business also continued to deliver strong results, growing same store sales 7.2% on a constant currency basis. We were especially pleased to have opened 141 net new stores globally in the quarter and 304 net new stores for the year. We expect to aggressively open stores in the new year as we continue to focus on growing our market share over time. As we continue to invest in our business, we expect that our disciplined approach of increasing earnings and cash flow will deliver strong shareholder value,” said Phil Daniele, President and Chief Executive Officer.

During the quarter ended August 30, 2025, AutoZone opened 91 new stores and closed one in the U.S., opened 45 in Mexico and 6 in Brazil for a total of 141 net new stores. For the fiscal year, the Company opened 304 net new stores. As of August 30, 2025, the Company had 6,627 stores in the U.S., 883 in Mexico and 147 in Brazil for a total store count of 7,657.

AutoZone is the leading retailer and distributor of automotive replacement parts and accessories in the Americas. Each store carries an extensive product line for cars, sport utility vehicles, vans and light duty trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. The majority of stores have a commercial sales program that provides prompt delivery of parts and other products and commercial credit to local, regional and national repair garages, dealers, service stations, fleet owners and other accounts. AutoZone also sells automotive hard parts, maintenance items, accessories and non-automotive products through www.autozone.com, and our commercial customers can make purchases through www.autozonepro.com. Additionally, we sell the ALLDATA brand of automotive diagnostic, repair, collision and shop management software through www.alldata.com. We also provide product information on our Duralast branded products through www.duralastparts.com. AutoZone does not derive revenue from automotive repair or installation services.

AutoZone will host a conference call this morning, Tuesday, September 23, 2025, beginning at 10:00 a.m. (ET) to discuss its fourth quarter results. This call is being webcast and can be accessed, along with supporting slides, at AutoZone’s website at www.autozone.com by clicking on Investor Relations. Investors may also listen to the call by dialing (888) 506-0062, passcode 347798. In addition, a telephone replay will be available by dialing (877) 481-4010, replay passcode 52824 through October 7, 2025.

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjustments to exclude the additional week in the prior year’s fourth quarter and fiscal year, return on invested capital, adjusted debt and adjusted debt to earnings before interest, taxes, depreciation, amortization, rent and share-based expense (“EBITDAR”). The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company’s capital structure in order to maintain its investment grade credit ratings. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements herein constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “seek,” “may,” “could” and similar expressions. These statements are based on assumptions and assessments made by our management in light of experience, historical trends, current conditions, expected future developments and other factors that we believe appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand, due to changes in fuel prices, miles driven or otherwise; energy prices; weather, including extreme temperatures and natural disasters; competition; credit market conditions; cash flows; access to financing on favorable terms; future stock repurchases; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; risks associated with self-insurance; war and the prospect of war, including terrorist activity; public health issues; inflation, including wage inflation; exchange rates; the ability to hire, train and retain qualified employees, including members of management; construction delays; failure or interruption of our information technology systems; issues relating to the confidentiality, integrity or availability of information, including due to cyber-attacks; historic growth rate sustainability; downgrade of our credit ratings; damage to our reputation; challenges associated with doing business in and expanding into international markets; origin and raw material costs of suppliers; inventory availability; disruption in our supply chain; tariffs, trade policies and other geopolitical factors; new accounting standards; our ability to execute our growth initiatives; and other business interruptions. These and other risks and uncertainties are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of our Annual Report on Form 10-K for the year ended August 31, 2024. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those contemplated by such forward-looking statements. Events described above and in the “Risk Factors” could materially and adversely affect our business. However, it is not possible to identify or predict all such risks and other factors that could affect these forward-looking statements. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: Jennifer Hughes at (901) 495-6022, jennifer.hughes@autozone.com

AutoZone's 4th Quarter Highlights - Fiscal 2025

Condensed Consolidated Statements of Operations
4th Quarter, FY2025
(in thousands, except per share data)
	GAAP Results
	16 Weeks Ended	17 Weeks Ended
	August 30, 2025	August 31, 2024

Net sales	$6,242,726	$6,205,380
Cost of sales	3,026,233	2,947,517
Gross profit	3,216,493	3,257,863
Operating, SG&A expenses	2,020,428	1,961,183
Operating profit (EBIT)	1,196,065	1,296,680
Interest expense, net	148,087	153,151
Income before taxes	1,047,978	1,143,529
Income tax expense	211,027	241,321
Net income	$836,951	$902,208
Net income per share:
Basic	$50.02	$52.98
Diluted	$48.71	$51.58
Weighted average shares outstanding:
Basic	16,731	17,030
Diluted	17,181	17,491

	Adjustments
	August 30, 2025	August 31, 2024 (1)

Net sales	$-	$365,879
Cost of sales	-	176,855
Gross profit	-	189,024
Operating, SG&A expenses	-	102,278
Operating profit (EBIT)	-	86,746
Interest expense, net	-	9,009
Income before taxes	-	77,737
Income tax expense	-	17,024
Net income	$-	$60,713
Earnings per share:
Basic	$-	$3.57
Diluted	$-	$3.47
Weighted average shares outstanding:
Basic	-	-
Diluted	-	-

	Adjusted Results
	16 Weeks Ended	16 Weeks Ended
	August 30, 2025	August 31, 2024 (1)

Net sales	$6,242,726	$5,839,501
Cost of sales	3,026,233	2,770,662
Gross profit	3,216,493	3,068,839
Operating, SG&A expenses	2,020,428	1,858,905
Operating profit (EBIT)	1,196,065	1,209,934
Interest expense, net	148,087	144,142
Income before taxes	1,047,978	1,065,792
Income tax expense	211,027	224,297
Net income	$836,951	$841,495
Earnings per share:
Basic	$50.02	$49.41
Diluted	$48.71	$48.11
Weighted average shares outstanding:
Basic	16,731	17,030
Diluted	17,181	17,491

(1)The Company adjusted Q4 Fiscal 2024 to exclude the impact of the 17th week of operations.

AutoZone's 4th Quarter Highlights - Fiscal 2025

Condensed Consolidated Statements of Operations
Fiscal Year 2025
(in thousands, except per share data)	GAAP Results
	52 Weeks Ended	53 Weeks Ended
	August 30, 2025	August 31, 2024

Net sales	$18,938,717	$18,490,268
Cost of sales	8,972,243	8,673,216
Gross profit	9,966,474	9,817,052
Operating, SG&A expenses	6,356,318	6,028,344
Operating profit (EBIT)	3,610,156	3,788,708
Interest expense, net	475,824	451,578
Income before taxes	3,134,332	3,337,130
Income tax expense	636,085	674,703
Net income	$2,498,247	$2,662,427
Net income per share:
Basic	$148.80	$153.82
Diluted	$144.87	$149.55
Weighted average shares outstanding:
Basic	16,789	17,309
Diluted	17,245	17,803

	Adjustments
	August 30, 2025	August 31, 2024 (1)

Net sales	$-	$365,879
Cost of sales	-	176,855
Gross profit	-	189,024
Operating, SG&A expenses	-	102,278
Operating profit (EBIT)	-	86,746
Interest expense, net	-	9,009
Income before taxes	-	77,737
Income tax expense	-	17,024
Net income	$-	$60,713
Earnings per share:
Basic	$-	$3.51
Diluted	$-	$3.41
Weighted average shares outstanding:
Basic	-	-
Diluted	-	-

	Adjusted Results
	52 Weeks Ended	52 Weeks Ended
	August 30, 2025	August 31, 2024 (1)

Net sales	$18,938,717	$18,124,389
Cost of sales	8,972,243	8,496,361
Gross profit	9,966,474	9,628,028
Operating, SG&A expenses	6,356,318	5,926,066
Operating profit (EBIT)	3,610,156	3,701,962
Interest expense, net	475,824	442,569
Income before taxes	3,134,332	3,259,393
Income tax expense	636,085	657,679
Net income	$2,498,247	$2,601,714
Earnings per share:
Basic	$148.80	$150.31
Diluted	$144.87	$146.14
Weighted average shares outstanding:
Basic	16,789	17,309
Diluted	17,245	17,803

(1)The Company adjusted Fiscal 2024 to exclude the impact of the 53rd week of operations.

Selected Balance Sheet Information
(in thousands)
	August 30, 2025	August 31, 2024

Cash and cash equivalents	$271,803	$298,172
Merchandise inventories	7,025,688	6,155,218
Total current assets	8,341,379	7,306,759
Property and equipment, net	7,062,509	6,183,539
Operating lease right-of-use assets	3,194,666	3,057,780
Total assets	19,355,324	17,176,538
Accounts payable	8,025,590	7,355,701
Total current liabilities	9,519,397	8,714,243
Operating lease liabilities, less current portion	3,093,936	2,960,174
Total debt	8,799,775	9,024,381
Stockholders' deficit	(3,414,313)	(4,749,614)
Working capital	(1,178,018)	(1,407,484)

AutoZone's 4th Quarter Highlights - Fiscal 2025

Condensed Consolidated Statements of Operations

Adjusted Debt / EBITDAR
(in thousands, except adjusted debt to EBITDAR ratio)
	52 Weeks Ended	53 Weeks Ended
	August 30, 2025	August 31, 2024
Net income	$2,498,247	$2,662,427
Add: Interest expense	475,824	451,578
Income tax expense	636,085	674,703
EBIT	3,610,156	3,788,708

Add: Depreciation and amortization	613,199	549,755
Rent expense (1)	463,031	447,693
Share-based expense	124,717	106,246
EBITDAR	$4,811,103	$4,892,402

Debt	$8,799,775	$9,024,381
Financing lease liabilities	399,940	399,441
Add: Rent x 6 (1)	2,778,186	2,686,158
Adjusted debt	$11,977,901	$12,109,980

Adjusted debt to EBITDAR	2.5	2.5

Adjusted Return on Invested Capital (ROIC)
(in thousands, except ROIC)
	52 Weeks Ended	53 Weeks Ended
	August 30, 2025	August 31, 2024
Net income	$2,498,247	$2,662,427
Adjustments:
Interest expense	475,824	451,578
Rent expense (1)	463,031	447,693
Tax effect (2)	(190,588)	(181,653)
Adjusted after-tax return	$3,246,514	$3,380,045

Average debt (3)	$8,948,381	$8,580,659
Average stockholders' deficit (3)	(4,253,805)	(4,797,747)
Add: Rent x 6 (1)	2,778,186	2,686,158
Average financing lease liabilities (3)	396,323	329,225
Invested capital	$7,869,085	$6,798,295

Adjusted After-Tax ROIC	41.3%	49.7%

(1) The table below outlines the calculation of rent expense and reconciles rent expense to total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the 52 weeks ended August 30, 2025 and the 53 weeks ended August 31, 2024.

	52 Weeks Ended	53 Weeks Ended
(in thousands)	August 30, 2025	August 31, 2024
Total lease cost, per ASC 842	$626,625	$588,835
Less: Financing lease interest and amortization	(119,801)	(103,670)
Less: Variable operating lease components, related to insurance and common area maintenance	(43,793)	(37,472)

Rent expense	$463,031	$447,693

(2) Effective tax rate for fiscal 2025 and 2024 was 20.3% and 20.2%, respectively.
(3) All averages are computed based on trailing five quarter balances.

Other Selected Financial Information
(in thousands)
	August 30, 2025	August 31, 2024
Cumulative share repurchases ($ since fiscal 1998)	$38,517,689	$36,986,031
Remaining share repurchase authorization ($)	632,311	2,163,969

Cumulative share repurchases (shares since fiscal 1998)	155,629	155,181

Shares outstanding, end of quarter	16,665	16,926

	16 Weeks Ended	17 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	August 30, 2025	August 31, 2024	August 30, 2025	August 31, 2024

Depreciation and amortization	$197,412	$175,339	$613,199	$549,755

Cash flow from operations	990,819	1,070,250	3,155,401	3,004,116

Capital spending	479,698	346,786	1,365,321	1,072,696

AutoZone's 4th Quarter Highlights - Fiscal 2025
Condensed Consolidated Statements of Operations
Selected Operating Highlights

Store Count & Square Footage

	16 Weeks Ended		17 Weeks Ended		52 Weeks Ended	53 Weeks Ended
	August 30, 2025		August 31, 2024		August 30, 2025	August 31, 2024
Domestic:
Beginning stores	6,537		6,364		6,432	6,300
Stores opened	91		68		196	136
Stores closed	(1)		-		(1)	(4)
Ending domestic stores	6,627		6,432		6,627	6,432

Relocated stores	4		3		9	6

Stores with commercial programs	6,098		5,898		6,098	5,898

Square footage (in thousands)	44,138		42,555		44,138	42,555

Mexico:
Beginning stores	838		763		794	740
Stores opened	45		31		89	54
Ending Mexico stores	883		794		883	794

Brazil:
Beginning stores	141		109		127	100
Stores opened	6		18		20	27
Ending Brazil stores	147		127		147	127

Total	7,657		7,353		7,657	7,353

Total Company stores opened, net	141		117		304	213

Square footage (in thousands)	51,818		49,417		51,818	49,417
Square footage per store	6,767		6,721		6,767	6,721

Sales Statistics
($ in thousands, except sales per average square foot)
	16 Weeks Ended		17 Weeks Ended		52 Weeks Ended	53 Weeks Ended
Total AutoZone Stores (Domestic, Mexico and Brazil)	August 30, 2025		August 31, 2024 (1)		August 30, 2025	August 31, 2024 (1)
Sales per average store	$823		$835		$2,523	$2,505
Sales per average square foot	$122		$124		$374	$373

Domestic Commercial
Total domestic commercial sales	$1,761,960		$1,662,596		$5,212,294	$4,882,764
% Increase vs. LY (1)	6.0%		10.9%		6.7%	6.2%

Average sales per program per week	$18.2		$16.7		$16.7	$15.9
% Increase vs. LY	9.0%		0.0%		5.0%	(0.6%)

(1) Fiscal 2024 results include an additional week of sales of approximately $359.1 million for Total AutoZone Stores with $95.7 milion for Domestic Commercial. Sales per average store and sales per square foot benefited from the additional week by $49K and $7K, respectively.

	16 Weeks Ended		16 Weeks Ended		52 Weeks Ended	52 Weeks Ended
Same store sales (2)	August 30, 2025		August 31, 2024		August 30, 2025	August 31, 2024
Domestic	4.8%		0.2%		3.2%	0.4%
International	2.1%		4.9%		(3.2%)	16.1%
Total Company	4.5%		0.7%		2.4%	2.1%

International - Constant Currency	7.2%		9.9%		9.3%	10.2%
Total Company - Constant Currency	5.1%		1.3%		3.9%	1.4%

(2) Same store sales are based on sales for all stores open at least one year. Constant Currency same store sales exclude the impact of fluctuations of foreign currency exchange rates by converting both the current year and prior year international results at the prior year foreign currency exchange rate. Same store sales have been reported on a comparable basis to exclude the impact of FY24's additional week.

Inventory Statistics (Total Stores)
	as of		as of
	August 30, 2025		August 31, 2024
Accounts payable/inventory	114.2%		119.5%

($ in thousands)
Inventory	$7,025,688		$6,155,218
Inventory per store	918		837
Net inventory (net of payables)	(999,902)		(1,200,483)
Net inventory/per store	(131)		(163)

	Trailing 5 Quarters
	August 30, 2025		August 31, 2024
Inventory turns	1.4	x	1.5	x